As filed with the Securities and Exchange Commission on January 14, 1998

                                                      Registration No. 333-43573

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                               AMENDMENT NO. 1 TO
                             -----------------------

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                          HOSPITALITY PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)
                             -----------------------

           Maryland                                      04-3262075
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                                400 Centre Street
                           Newton, Massachusetts 02158
                                 (617) 964-8389
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ---------------------

                            John G. Murray, President
                          Hospitality Properties Trust
                                400 Centre Street
                           Newton, Massachusetts 02158
                                 (617) 964-8389
  (Name, address, including zip code, telephone number, including area code, of agent for service)
                              ---------------------

                                    Copy to:
                       Alexander A. Notopoulos, Jr., Esq.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800
                              ---------------------

         Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as determined by the Registrant.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits


         4.10 - Rights Agreement, dated as of May 20, 1997, between Hospitality Properties Trust and State Street Bank and Trust Company, as Rights Agent (including the form of Rights Certificate and the Form of Articles Supplementary designating the Junior Participating Preferred Shares).*****
------------------

*****Incorporated by reference to the Company's Registration Statement on Form 8-A dated May 30, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on January 14, 1998.

                                       HOSPITALITY PROPERTIES TRUST

                                       By:/s/John G. Murray
                                          John G. Murray
                                          President and Chief Operating Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 relating to Debt Securities, Preferred Shares, Depositary Shares, Common Shares and Warrants has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                    Title                                   Date

/s/ John G. Murray                       President and Chief Operating                        January 14, 1998
John G. Murray                           Officer (principal executive officer)

/s/ Thomas O'Brien                       Treasurer and Chief Financial                        January 14, 1998
Thomas O'Brien                           Officer

        *                                Trustee                                              January 14, 1998
John L. Harrington

        *                                Trustee                                              January 14, 1998
Arthur G. Koumantzelis

        *                                Managing Trustee                                     January 14, 1998
Gerard M. Martin

        *                                Managing Trustee                                     January 14, 1998
Barry M. Portnoy

        *                                Trustee                                              January 14, 1998
William J. Sheehan



*By:  /s/John G. Murray
Attorney-in-Fact